May 12, 2025 Life360 Reports Record Q1 2025 Results Monthly Active Users Reached Approximately 83.7 million Record Q1 Global Net Additions to Paying Circles of 137 thousand - Reaching 2.4 million Total Total Quarterly Revenue Grew 32% Year-Over-Year to $103.6 million Annualized Monthly Revenue increased 38% Year-Over-Year to $393.0 million SAN FRANCISCO, California. Life360, Inc. (“Life360” or the “Company”) (NASDAQ: LIF, ASX: 360), the San Francisco-based leader in family safety and connection, today announced unaudited financial results for the first quarter ended March 31, 2025. Building on continuing momentum from prior quarters, the Company achieved record-breaking results across key metrics, including Monthly Active Users (MAUs), Paying Circles, Subscription Revenue, and Annualized Monthly Revenue. “Life360 started 2025 strongly, achieving record highs in MAUs, subscribers, and Q1 net additions, while making meaningful progress against our strategic roadmap,” said Life360 Co-founder and Chief Executive Officer Chris Hulls. “In a more cautious consumer spending environment, our performance reflects both the resilience of our business model and the growing demand for our services that keep families safe, connected, and provide peace of mind. As a trusted daily essential for millions, we are uniquely positioned to support families through uncertain times—and beyond.” Life360 Chief Financial Officer Russell Burke added: “Life360 demonstrated continued strong growth and meaningful margin expansion in Q1, with total revenue of $103.6 million — up 32% year-over-year — while keeping total operating expense growth to 23% YoY, This operational discipline drove Net Income of $4.4 million, our tenth consecutive quarter of positive Adjusted EBITDA1, and our eighth consecutive quarter of positive Operating Cash Flow. Looking ahead, even as consumer financial pressures intensify, our core subscription business remains resilient and we have largely mitigated the impacts of an uncertain tariff environment, so that the anticipated overall impact is not material. We remain confident in our ability to continue delivering positive Adjusted EBITDA1 throughout 2025. Our focus on balancing strong top-line growth with expanding profitability positions us well to succeed in increasingly demanding market conditions.” Q1'25 Financial Highlights • Total Q1'25 revenue of $103.6 million, a YoY increase of 32%, with total subscription revenue of $81.9 million, up 33% YoY and Core subscription revenue2 of $76.2 million, up 37% YoY. • Annualized Monthly Revenue (AMR) of $393.0 million, up 38% YoY. • Q1'25 Net Income of $4.4 million, which includes other income of $2.0 million related to dividend and interest income and a benefit from income tax3 of $0.2 million. • Adjusted EBITDA1 of $15.9 million compared to $4.3 million in Q1'24. • Positive Operating Cash Flow of $12.1 million, up 13% YoY. • Quarter-end cash, cash equivalents and restricted cash of $170.4 million, an increase of $95.8 million from Q1'24, which was primarily the result of net capital raised from the U.S. IPO in Q2’24. Q1'25 Operating Highlights • Q1'25 global MAU net additions were 4.1 million, which picked up seasonally after a softer Q4’24. Total MAUs increased 26% YoY to approximately 83.7 million, with significant contribution from organic growth. • Q1'25 global Paying Circle net additions of 137 thousand were up 43% YoY. Total Paying Circles grew 26% YoY to 2.4 million, supported by improved retention in the U.S. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 1

- Average Revenue Per Paying Circle ("ARPPC") increased 8% YoY primarily due to U.S. price increases for new and existing subscribers and a shift in product mix toward higher-priced offerings, along with legacy price increases, the launch of Dual Tier memberships in non-Triple Tier countries, and continued growth in Triple Tier memberships in the UK and ANZ.

1 Adjusted EBITDA is a Non-GAAP measure. For more information, including the definition of Adjusted EBITDA, the use of this non-GAAP measure, as well as a reconciliation of Net Income (Loss) to Adjusted EBITDA, refer to the "Adjusted EBITDA" and "Supplementary and Non-GAAP Financial Information" sections below.

2 Core subscription revenue is defined as subscription revenue derived from the Life360 mobile application and excludes non-core subscription revenue which relates to other hardware related subscription offerings. For more information, including the use of this measure, refer to the "Core subscription revenue" section below.

3 The provision for (benefit from) income taxes for interim quarterly reporting periods is based on the Company's estimates of the effective tax rates for the full fiscal year in accordance with ASC 740-270, Income Taxes, Interim Reporting. ASC 740-270-25-2 requires that an annual effective tax rate be determined and such annual effective rate be applied to year to date income (loss) in interim periods. The effective tax rate in any quarter may be subject to fluctuations during the year as new information is obtained, which may positively or negatively affect the assumptions used to estimate the annual effective tax rate, including factors such as valuation allowances against deferred tax assets, the recognition or de-recognition of tax benefits related to uncertain tax position, if any, and changes in or the interpretation of tax laws in jurisdictions where the Company conducts business.

## Key Performance Indicators

| *(in millions, except ARPPC, ARPPS, ASP, and percentages)* | Q1 2025 | Q1 2024 | % YoY |
|---|---|---|---|
| **Core[4]** | | | |
| Monthly Active Users (MAU) - Global[5] | 83.7 | 66.4 | 26 % |
| U.S. | 45.3 | 38.8 | 17 % |
| International | 38.4 | 27.5 | 39 % |
| ANZ | 2.9 | 2.2 | 33 % |
| Paying Circles - Global[6] | 2.4 | 1.9 | 26 % |
| U.S. | 1.7 | 1.4 | 24 % |
| International | 0.7 | 0.5 | 33 % |
| Average Revenue per Paying Circle (ARPPC)[7,8] | $ 133.42 | $ 123.97 | 8 % |
| **Life360 Consolidated** | | | |
| Subscriptions[9] | 3.0 | 2.5 | 19 % |
| Average Revenue per Paying Subscription (ARPPS)[8,10] | $ 112.98 | $ 102.02 | 11 % |
| Net hardware units shipped[11] | 0.5 | 0.5 | (8)% |
| Average Selling Price (ASP)[12,13] | $ 16.99 | $ 16.50 | 3 % |
| Annualized Monthly Revenue (AMR) | $ 393.0 | $ 284.7 | 38 % |

4 Core metrics relate solely to the Life360 mobile application.

5 A monthly active user ("MAU") is defined as a unique member who engages with our Life360 branded services each month, which includes both paying and non-paying members, and excludes certain members who have a delayed account setup.

6 A Paying Circle is defined as a group of Life360 members with a paying subscription that has been billed as of the end of a period.

7 ARPPC is defined as annualized subscription revenue recognized and derived from the Life360 mobile application, excluding certain revenue adjustments related to bundled Life360 subscription and hardware offerings, for the reported period divided by the Average Paying Circles during the same period.

8 Excludes revenue related to bundled Life360 subscription and hardware offerings of $(0.4) million and $(1.2) million for the three months ended March 31, 2025 and the three months ended March 31, 2024, respectively.

9 Subscriptions are defined as the number of paying subscribers associated with the Life360, Jiobit and Tile brands who have been billed as of the end of the period.

10 ARPPS is defined as annualized total subscription revenue recognized and derived from Life360, Tile and Jiobit subscriptions, excluding certain revenue adjustments related to bundled Life360 subscription and hardware offerings, for the reported period divided by the average number of paying subscribers during the same period.

11 Net hardware units shipped represent the number of tracking devices sold during the period, excluding hardware units related to bundled Life360 subscription and hardware offerings, net of returns by our retail partners and directly to consumers.

12 Excludes revenue related to bundled Life360 subscription and hardware offerings of $0.4 million and $1.2 million for the three months ended March 31, 2025 and the three months ended March 31, 2024, respectively..

13 To determine the net ASP of a unit, we divide hardware revenue recognized, excluding revenue related to bundled Life360 subscription and hardware offerings, for the reported period by the number of net hardware units shipped during the same period.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

2

- Global MAUs increased 26% YoY to approximately 83.7 million, with Q1'25 net additions of 4.1 million. U.S. MAUs increased 17% YoY, with Q1'25 net adds of 1.7 million. International MAUs increased 39% YoY, with Q1'25 net adds of 2.4 million. Total MAUs in the Triple Tier markets of the UK, Canada, and ANZ increased 36% YoY.
- Q1'25 global Paying Circle net additions of 137 thousand, a Q1 record, were driven by strong performance in both U.S. and international markets. U.S. Paying Circles increased 24% YoY on the back of improved retention metrics. International Paying Circles maintained strong momentum, up 33% YoY. Total Paying Circles in the Triple Tier markets of the UK, Canada, and ANZ increased 26% YoY.
- Q1'25 global ARPPC increased 8% YoY. U.S. ARPPC increased 5% YoY, benefiting from price increases for new and existing subscribers implemented in September 2024 and October 2024, respectively, as well as a shift in product mix towards higher priced products. Q1'25 international ARPPC increased 39% YoY due to legacy subscriber price increases and the launch of Dual Tier in non-Triple Tier markets, as well as legacy subscriber price increases in the Triple Tier UK and ANZ markets.
- Q1'25 net hardware units shipped decreased 8% YoY primarily due to a decrease in enterprise channel sales. The Average Selling Price of hardware units shipped increased 3% YoY primarily due to a shift in channel mix and fewer returns.
- March 2025 AMR increased 38% YoY, benefiting from accelerating subscription revenue momentum and increasing other revenue over the course of Q1'25.

## Operating Results

### *Revenue*

| | Three Months Ended March 31, | |
|---|---|---|
| | 2025 | 2024 |
| *($ millions)* | *(unaudited)* | |
| Subscription revenue | $ 81.9 | $ 61.6 |
| *U.S. subscription revenue* | *69.6* | *54.5* |
| *International subscription revenue* | *12.2* | *7.1* |
| Hardware revenue | 8.9 | 10.2 |
| Other revenue | 12.8 | 6.5 |
| Total revenue | $ 103.6 | $ 78.2 |

- Q1'25 total subscription revenue increased 33% YoY to $81.9 million, primarily driven by growth in Paying Circles.
- Q1'25 hardware revenue decreased 13% YoY to $8.9 million, primarily driven by a reduction in bundled offerings and an increase in discounts.
- Q1'25 other revenue increased 99% YoY to $12.8 million due to increases in data and partnership revenue, which includes advertising revenue.

### *Core Subscription Revenue*

- Core subscription revenue is defined as GAAP subscription revenue derived from the Life360 mobile application and excludes non-core subscription revenue, which we define as GAAP subscription revenue from other hardware related subscription offerings, for the reported period. Core subscription revenue represents revenue derived from and the overall success of our core product offering. Q1'25 core subscription revenue increased 37% YoY primarily driven by a 26% YoY increase in Paying Circles and an 8% higher ARPPC.[14]

| | Three Months Ended March 31, | |
|---|---|---|
| | 2025 | 2024 |
| *($ millions)* | *(unaudited)* | |
| Subscription revenue | $ 81.9 | $ 61.6 |
| Non-Core subscription revenue | (5.7) | (5.8) |
| Core subscription revenue[15] | $ 76.2 | $ 55.8 |

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

3

14 Refer to the 'Key Performance Indicators' section above for additional information regarding the impact of bundled offerings on KPI calculations for the periods presented.

15 Beginning with the second quarter of 2024, this definition was updated and calculated in accordance with GAAP.

## Gross Profit

| | Three Months Ended March 31, | |
|---|---|---|
| | 2025 | 2024 |
| *($ millions, except percentages)* | *(unaudited)* | |
| Gross Profit | $ 83.5 | $ 60.0 |
| *Gross Margin* | *81 %* | *77 %* |
| *Gross Margin (Subscription Only)* | *88 %* | *85 %* |

- Q1'25 gross margin increased to 81% from 77% in the prior year period, primarily due to the increased proportion of other revenue.

## Operating Expenses

| | Three Months Ended March 31, | |
|---|---|---|
| | 2025 | 2024 |
| *($ millions)* | *(unaudited)* | |
| Research and development | $ 30.4 | $ 27.3 |
| Sales and marketing | 35.3 | 24.7 |
| General and administrative | 15.6 | 14.4 |
| **Total operating expenses** | **$ 81.4** | **$ 66.4** |
| *Total operating expenses as % of revenue* | *79 %* | *85 %* |

- Q1'25 operating expenses, excluding commissions, increased 21% YoY despite revenue growth of 32%, demonstrating continued strong operating leverage.
- Q1'25 research and development costs increased 12% YoY, primarily driven by higher personnel-related costs, technology, and outside services spend due to Company growth.
- Q1'25 sales and marketing costs increased 43% YoY, primarily due to an increase in commissions, in line with the increase in subscription revenue, and an increase in growth media spend.
- Q1'25 general and administrative expenses increased 9% YoY, primarily driven by Company growth.

## Cash Flow

| | Three Months Ended March 31, | |
|---|---|---|
| | 2025 | 2024 |
| *($ millions)* | *(unaudited)* | |
| Net cash provided by operating activities | $ 12.1 | $ 10.7 |
| Net cash used in investing activities | (4.3) | (1.1) |
| Net cash provided by (used in) financing activities | 2.2 | (5.7) |
| Net Increase in Cash, Cash Equivalents, and Restricted Cash | 9.9 | 3.9 |
| **Cash, Cash Equivalents, and Restricted Cash at the End of the Period** | **$ 170.4** | **$ 74.6** |

- Life360 ended Q1'25 with cash, cash equivalents and restricted cash of $170.4 million, an increase of $9.9 million from Q4'24.
- Q1'25 operating cash flow was $12.1 million. An additional $2.2 million was provided by financing activities, primarily from the exercise of stock options. Additionally, $4.3 million was used for investing activities, which includes a $2.8 million payment in connection with the Fantix asset acquisition and payments for internally developed software.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

4

- Q1'25 net cash provided by operating activities of $12.1 million was lower than Adjusted EBITDA of $15.9 million primarily due to the timing of receipts and payables. See the Adjusted EBITDA section below for the definition and reconciliation of Adjusted EBITDA.

## *Adjusted EBITDA*

To supplement our condensed consolidated financial statements prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to facilitate analysis of our financial and business trends and for internal planning and forecasting purposes. For more information, see the "Supplementary and Non-GAAP Financial Information" section below.

Non-GAAP financial measures include adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") and Adjusted EBITDA Margin. Adjusted EBITDA is defined as net income (loss), excluding (i) convertible notes and derivative liability fair value adjustments, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) other income, net, (v) acquisition-related transaction costs, (vi) stock-based compensation, and (vii) workplace restructuring costs. These items are excluded from Adjusted EBITDA because they are non-cash in nature, because the amount and timing of these items are unpredictable, or because they are not driven by core results of operations and render comparisons with prior periods and competitors less meaningful.

The following table presents a reconciliation of Net income (loss), the most directly comparable GAAP measure, to Adjusted EBITDA:

| | Three Months Ended March 31, | |
|---|---|---|
| | **2025** | **2024** |
| *($ thousands, except percentages)* | | |
| Net income (loss) | $ 4,378 | $ (9,777) |
| *Net income (loss) margin* | *4 %* | *(12)%* |
| Add (deduct): | | |
| Convertible notes fair value adjustment[16] | — | 608 |
| Derivative liability fair value adjustment[16] | — | 1,707 |
| Provision for (benefit from) income taxes | (214) | 1,394 |
| Depreciation and amortization[17] | 2,862 | 2,295 |
| Other income, net | (1,975) | (311) |
| Acquisition-related transaction costs[18] | 993 | — |
| Stock-based compensation | 9,889 | 8,261 |
| Workplace restructuring costs[19] | — | 105 |
| Adjusted EBITDA | $ 15,933 | $ 4,282 |
| *Adjusted EBITDA margin* | *15 %* | *5 %* |

16 To reflect the change in fair value of the September 2021 Convertible Notes and derivative liability associated with the July 2021 Convertible Notes.

17 Includes depreciation on fixed assets and amortization of intangible assets.

18 Relates to costs incurred in connection with the asset acquisition of Fantix, Inc., including one-time bonus payments.

19 Relates to non-recurring personnel and severance related expenses.

- Q1'25 delivered a positive Adjusted EBITDA contribution of $15.9 million versus $4.3 million in Q1'24 as a result of continued strong subscription and other revenue growth and improved operating leverage.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

5

2025 Earnings Guidance20 For FY’25, Life360 expects to deliver the following metrics: • Consolidated revenue of $450 million - $480 million comprised of: ◦ Subscription revenue of $355 million - $365 million; ◦ Hardware revenue of $40 million - $50 million; ◦ Other revenue of $55 million - $65 million; and • Positive Adjusted EBITDA21 of $65 million - $75 million. 20 With respect to forward looking non-GAAP guidance, we are not able to reconcile the forward-looking non-GAAP adjusted EBITDA measure to the closest corresponding GAAP measure without unreasonable efforts because we are unable to predict the ultimate outcome of certain significant items, which are fluid and unpredictable in nature. In addition, the Company believes such a reconciliation would imply a degree of precision that may be confusing or misleading to investors. These items include, but are not limited to, litigation costs and fair value adjustments. These items may be material to our results calculated in accordance with GAAP. 21 Adjusted EBITDA is a non-GAAP measure. For more information, including the definition of Adjusted EBITDA, the use of this non-GAAP measure, as well as a reconciliation of Net Income (Loss) to Adjusted EBITDA, refer to the “Adjusted EBITDA” section above and the “Supplementary and Non-GAAP Financial Information” section below. Investor Conference Call A conference call will be held today as follows: US PDT: Monday 12 May 2025 at 3 p.m. US EDT: Monday 12 May 2025 at 6 p.m. AEST: Tuesday 13 May 2025 at 8 a.m. The call will be held as a Zoom audio webinar. Participants wishing to ask a question should register and join via their browser here. Participants joining via telephone will be in listen only mode. Dial in details U.S.: +1 669 444 9171 Australia: +61 2 8015 6011 Other countries: details Meeting ID: 994 2971 6688 A replay will be available after the call at https://investors.life360.com. Authorization Chris Hulls, Director, Co-Founder and Chief Executive Officer of Life360 authorized this announcement being given to ASX. About Life360 Life360, a family connection and safety company, keeps people close to the ones they love. The category- leading mobile app and Tile tracking devices empower members to stay connected to the people, pets, and things they care about most, with a range of services, including location sharing, safe driver reports, and crash detection with emergency dispatch. As a remote-first company based in the San Francisco Bay Area, Life360 serves approximately 83.7 million monthly active users (MAU), as of March 31, 2025, across more than 170 countries. Life360 delivers peace of mind and enhances everyday family life in all the moments that matter, big and small. For more information, please visit life360.com. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 6

Contacts For U.S. investor inquiries: For U.S. media inquiries: Raymond (RJ) Jones Lynnette Bruno rjones@life360.com press@life360.com For Australian investor inquiries: For Australian media inquiries: Jolanta Masojada, +61 417 261 367 Giles Rafferty, +61 481 467 903 jmasojada@life360.com grafferty@firstadvisers.com.au Forward-looking statements This announcement and the accompanying presentation and conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Life360 intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements regarding Life360’s intentions, objectives, plans, expectations, assumptions and beliefs about future events, including Life360’s expectations with respect to the financial and operating performance of its business, including subscription revenue, hardware revenue, other revenue and consolidated revenue and ability to create new revenue streams; the resiliency of Life360’s core subscription business; the ability of Life360 to adapt to and mitigate the impact of macroeconomic considerations including tariffs and trade barriers; its ability to deliver contextually relevant advertisements that enhance the user experience by leveraging its extensive first-party location data; Adjusted EBITDA, and operating cash flow; expectations regarding MAUs and other member metrics; its capital position; future growth and market opportunities; plans to launch new features and products; the impact of price increases and expansion of product offerings in the UK, Australia and New Zealand on future results of operations; its expectations of growth in its data business; its expectation of a new enterprise revenue stream and enhanced location capabilities of its hardware devices as a result of its partnership with Hubble; its focus on developing a GPS lineup, built on Jiobit technology, the timing of new devices, and the potential for the next generation of hardware to drive a new wave of subscription growth; as well as Life360’s expectations of any changes to the information disclosed herein. The words “anticipate”, “believe”, “expect”, “project”, “predict”, “will”, “forecast”, “estimate”, “likely”, “intend”, “outlook”, “should”, “could”, “may”, “target”, “plan” and other similar expressions can generally be used to identify forward-looking statements. Indications of, and guidance or outlook on, future earnings or financial position or performance are also forward-looking statements. Investors and prospective investors are cautioned not to place undue reliance on these forward-looking statements as they involve inherent risk and uncertainty (both general and specific) and should note that they are provided as a general guide only and should not be relied on as an indication or guarantee of future performance. There is a risk that such predictions, forecasts, projections and other forward-looking statements will not be achieved. Subject to any continuing obligations under applicable law, Life360 does not undertake any obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date of this announcement, to reflect any change in expectations in relation to any forward-looking statements or any change in events, conditions or circumstances on which any such statements are based. Although Life360 believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, Life360 can give no assurance that such expectations and assumptions will prove to be correct and, actual results may vary in a materially positive or negative manner. Forward-looking statements are subject to known and unknown risks, uncertainty, assumptions and contingencies, many of which are outside Life360’s control, and are based on estimates and assumptions that are subject to change and may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include risks related to the preliminary nature of financial results, risks related to Life360’s business, market risks, Life360’s need for additional capital, and the risk that Life360’s products and services may not perform as expected, as described in greater detail under the heading “Risk Factors” in Life360’s ASX and SEC filings, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2025, Quarterly Reports on Form 10-Q, and other reports filed with the SEC. To the maximum extent permitted by law, responsibility for the accuracy or completeness of any forward-looking statements whether as a result of new information, future events or results or otherwise is disclaimed. This announcement should not be relied upon as a recommendation or forecast by Life360. Past performance information given in this document is given for illustrative purposes only and is not necessarily a guide to future performance and no representation or warranty is made by any person as to the likelihood of achievement or reasonableness of any forward-looking statements, forecast financial information, future share price performance or any underlying assumptions. Nothing contained in this document nor any information made available to you is, or shall be relied upon as, a promise, representation, warranty or guarantee as to the past, present or the future performance of Life360. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 7

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (Dollars in U.S. $, in thousands, except share and per share data) (unaudited) Three Months Ended March 31, 2025 2024 Subscription revenue $ 81,874 $ 61,579 Hardware revenue 8,907 10,188 Other revenue 12,843 6,460 Total revenue 103,624 78,227 Cost of subscription revenue 10,141 9,315 Cost of hardware revenue 8,597 8,012 Cost of other revenue 1,337 887 Total cost of revenue 20,075 18,214 Gross profit 83,549 60,013 Operating expenses: Research and development 30,403 27,258 Sales and marketing 35,308 24,733 General and administrative 15,649 14,401 Total operating expenses 81,360 66,392 Income (loss) from operations 2,189 (6,379) Other income (expense): Convertible notes fair value adjustment — (608) Derivative liability fair value adjustment — (1,707) Other income, net 1,975 311 Total other income (expense), net 1,975 (2,004) Income (loss) before income taxes 4,164 (8,383) Provision for (benefit from) income taxes (214) 1,394 Net income (loss) 4,378 — (9,777) Net income (loss) per share, basic $ 0.06 (0.14) Net income (loss) per share, diluted 0.05 (0.14) Weighted-average shares used in computing net income (loss) per share, basic 75,699,493 68,535,626 Weighted-average shares used in computing net income (loss) per share, diluted 83,445,337 68,535,626 Comprehensive income (loss) Net income (loss) 4,378 (9,777) Change in foreign currency translation adjustment 1 1 Total comprehensive income (loss) $ 4,379 $ (9,776) Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 8

Condensed Consolidated Balance Sheets (Dollars in U.S. $, in thousands) (unaudited) March 31, 2025 December 31, 2024 Assets Current Assets: Cash and cash equivalents $ 168,852 $ 159,238 Accounts receivable, net 52,009 57,997 Inventory 9,571 8,057 Costs capitalized to obtain contracts, net 1,178 1,098 Prepaid expenses and other current assets 18,499 14,599 Total current assets 250,109 240,989 Restricted cash, noncurrent 1,503 1,221 Property and equipment, net 2,598 1,779 Costs capitalized to obtain contracts, noncurrent 1,000 1,049 Prepaid expenses and other assets, noncurrent 21,951 21,611 Operating lease right-of-use asset 598 683 Intangible assets, net 43,044 40,574 Goodwill 134,619 133,674 Total Assets $ 455,422 $ 441,580 Liabilities and Stockholders’ Equity Current Liabilities: Accounts payable 5,212 $ 5,463 Accrued expenses and other current liabilities 27,065 32,015 Deferred revenue, current 41,757 39,860 Total current liabilities 74,034 77,338 Deferred revenue, noncurrent 4,845 5,338 Other liabilities, noncurrent 263 359 Total Liabilities $ 79,142 $ 83,035 Commitments and Contingencies Stockholders’ Equity Common Stock 76 75 Additional paid-in capital 661,479 648,124 Accumulated deficit (285,320) (289,698) Accumulated other comprehensive income 45 44 Total stockholders’ equity 376,280 358,545 Total Liabilities and Stockholders’ Equity $ 455,422 $ 441,580 Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 9

Condensed Consolidated Statements of Cash Flows (Dollars in U.S. $, in thousands) (unaudited) Three Months Ended March 31, 2025 2024 Cash Flows from Operating Activities: Net income (loss) $ 4,378 $ (9,777) Adjustments to reconcile net income (loss) to net cash provided by operating activities: Depreciation and amortization 2,862 2,295 Amortization of costs capitalized to obtain contracts 283 341 Amortization of operating lease right-of-use asset 84 81 Stock-based compensation expense, net of amounts capitalized 9,889 8,261 Non-cash interest expense, net — 128 Convertible notes fair value adjustment — 608 Derivative liability fair value adjustment — 1,707 Non-cash revenue from investments (367) (446) Provision for credit losses 339 — Changes in operating assets and liabilities, net of acquisition: Accounts receivable, net 5,648 5,144 Prepaid expenses and other assets (4,238) 3,272 Inventory (1,514) (2,239) Costs capitalized to obtain contracts, net (314) (398) Accounts payable (139) 3,492 Accrued expenses and other current liabilities (6,526) (3,073) Deferred revenue 1,771 1,381 Other liabilities, noncurrent (96) (89) Net cash provided by operating activities 12,060 10,688 Cash Flows from Investing Activities: Cash paid for acquisition (2,825) — Internally developed software (1,398) (1,089) Purchase of property and equipment (124) — Net cash used in investing activities (4,347) (1,089) Cash Flows from Financing Activities: Proceeds related to tax withholdings on restricted stock settlements and the exercise of stock options and warrants 12,770 2,401 Taxes paid related to net settlement of equity awards (10,587) (8,110) Net cash provided by (used in) financing activities 2,183 (5,709) Net Increase in Cash, Cash Equivalents, and Restricted Cash 9,896 3,890 Cash, Cash Equivalents and Restricted Cash at the Beginning of the Period 160,459 70,713 Cash, Cash Equivalents, and Restricted Cash at the End of the Period $ 170,355 $ 74,603 Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 10

Supplementary and Non-GAAP Financial Information We report our financial results in accordance with GAAP, however, management believes that certain non- GAAP financial measures, such as Adjusted EBITDA, and the other measures presented in the tables below provide useful information to investors and others in understanding and evaluating our results of operations, as well as providing useful measures for period-to-period comparisons of our business performance. Moreover, we have included non-GAAP financial measures in this media release because they are key measurements used by our management team internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting. Our non-GAAP financial measures are presented for supplemental informational purposes only, may not be comparable to similarly titled measures used by other companies and should not be used as substitutes for analysis of, or superior to, our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP. As such, you should consider these non-GAAP financial measures in addition to other financial performance measures presented in accordance with GAAP, including various cash flow metrics, net loss and our other GAAP results. Non-GAAP cost of revenue is presented to understand margin economically and non-GAAP operating expenses are presented to understand operating efficiency. Non-GAAP cost of revenue and Non-GAAP operating expenses present direct and indirect expenses adjusted for non-cash expenses, such as stock- based compensation, depreciation and amortization, and non-recurring expenses, such as workplace restructuring costs, and acquisition-related transaction costs. A reconciliation of GAAP financial information to Non-GAAP financial information for cost of revenue and operating expenses has been provided as supplementary information below. GAAP Cost of Revenue to Non-GAAP Cost of Revenue Reconciliation22 Three Months Ended March 31, 2025 2024 (in millions) Cost of subscription revenue, GAAP $ 10.1 $ 9.3 Less: Depreciation and amortization, GAAP (0.8) (0.3) Less: Stock-based compensation, GAAP (0.2) (0.2) Total cost of subscription revenue, Non-GAAP $ 9.2 $ 8.9 Cost of hardware revenue, GAAP $ 8.6 $ 8.0 Less: Depreciation and amortization, GAAP (1.0) (0.9) Less: Stock-based compensation, GAAP (0.2) (0.2) Total cost of hardware revenue, Non-GAAP $ 7.4 $ 6.9 Cost of other revenue, GAAP $ 1.3 $ 0.9 Less: Depreciation and amortization, GAAP (0.1) — Total cost of other revenue, Non-GAAP $ 1.3 $ 0.9 Cost of revenue, GAAP $ 20.1 $ 18.2 Less: Depreciation and amortization, GAAP (1.8) (1.2) Less: Stock-based compensation, GAAP (0.4) (0.3) Total cost of revenue, Non-GAAP $ 17.9 $ 16.6 22 For the definition of cost of revenue, Non-GAAP, refer to the Supplementary and Non-GAAP Financial Information section above. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 11

GAAP Operating expenses to Non-GAAP Operating Expenses Reconciliation23 Three Months Ended March 31, 2025 2024 (in millions) Research and development expense, GAAP $ 30.4 $ 27.3 Less: Stock-based compensation, GAAP (5.7) (5.3) Less: Other, GAAP (0.7) — Total Research and development, Non-GAAP $ 23.9 $ 21.9 Sales and marketing expense, GAAP $ 35.3 $ 24.7 Less: Depreciation and amortization, GAAP (1.1) (1.1) Less: Stock-based compensation, GAAP (1.3) (0.6) Total Sales and marketing expense, Non-GAAP $ 32.9 $ 23.0 General and administrative expense, GAAP $ 15.6 $ 14.4 Less: Stock-based compensation, GAAP (2.5) (2.0) Less: Other, GAAP (0.3) (0.1) Total General and administrative expense, Non-GAAP $ 12.9 $ 12.3 Total Operating expenses, GAAP $ 81.4 $ 66.4 Less: Depreciation and amortization, GAAP (1.1) (1.1) Less: Stock-based compensation, GAAP (9.5) (7.9) Less: Other, GAAP (1.0) (0.1) Total Operating expenses, Non-GAAP $ 69.8 $ 57.3 23 For the definition of operating expenses, Non-GAAP, refer to the Supplementary and Non-GAAP Operating Information section above. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 12